UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 14, 2008

                     1st Independence Financial Group, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)


      0-26570                                           61-1284899
(Commission File Number)                    (IRS Employer Identification No.)



8620 Biggin Hill Lane, Louisville, Kentucky                 40220-4117
(Address of Principal Executive Offices)                    (Zip Code)

                                 (502) 753-0500
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|x| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The stockholders of 1st Independence Financial Group, Inc., a Delaware corporation ("1st Independence"), at a special meeting of stockholders held on August 7, 2008, voted on and approved the previously announced Agreement and Plan of Merger, dated as of February 26, 2008, among 1st Independence, its subsidiary, 1st Independence Bank, Inc. ("1st Bank"), and MainSource Financial Group, Inc. ("MainSource") (the "Merger Agreement"), and the merger contemplated thereby in which 1st Independence would be merged with and into MainSource and 1st Bank would become a subsidiary of MainSource. As previously disclosed, the proposed merger has also been approved by the Board of Governors of the Federal Reserve as well as the Kentucky Office of Financial Institutions. No date for the closing of the merger has been set, pending satisfaction of the remaining conditions to closing as well as completion of the environmental testing described in Section 5.11 of the Merger Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       1st INDEPENDENCE FINANCIAL GROUP, INC.


Date: August 14, 2008                  By: /s/ R. Michael Wilbourn
                                           --------------------------
                                           R. Michael Wilbourn
                                           Executive Vice President
                                           and Chief Financial Officer